UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2007

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Sprint Litigation

October 4, 2005, a lawsuit was filed against Vonage Holdings Corp. (the “Company”) by Sprint Communications Company L.P. in the United States District Court for the District of Kansas. Sprint alleged that the Company infringed seven patents in connection with providing VoIP services. Sprint sought injunctive relief, compensatory and treble damages and attorney’s fees in unspecified amounts. The Court issued an order holding that the Company’s VoIP architecture does not literally infringe three of the asserted patents. As to the other asserted patents, the Court found that the Company’s VoIP architecture does not infringe most of the asserted claims for inbound calls to the Company’s subscribers. On September 25, 2007, after a trial on the merits, a jury returned a verdict in favor of Sprint, finding that the Company had willfully infringed Sprint's patents in providing its VoIP telephony services, and awarding $69.5 million in damages, which the jury found to be five percent of Vonage's revenues over the infringing period.

A copy of the press release announcing the Sprint decision is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Verizon Litigation

On June 12, 2006, a lawsuit was filed against the Company and its subsidiary Vonage America Inc., by Verizon Services Corp., Verizon Laboratories Inc., and Verizon Communications, Inc. in the United States District Court for the Eastern District of Virginia. After trial on the merits, a jury returned a verdict finding that Vonage infringed three of the patents-in-suit. The jury rejected Verizon’s claim for willful infringement, treble damages, and attorney’s fees, and awarded compensatory damages in the amount of $58 million through February 2007. The trial court subsequently indicated that it would award Verizon $1.6 million in prejudgment interest on the $58 million jury award. The trial court issued a permanent injunction with respect to the three patents the jury found to be infringed effective April 12, 2007. The trial court further granted a partial stay, pending appeal which permits Vonage to continue to service existing customers, subject to deposit into escrow of a 5.5% royalty on a quarterly basis. In addition, in April 2007, the Company posted a cash-collateralized $66 million bond, which reflected the $58 million jury award plus pre- and post-judgment interest and costs of $8 million, to stay execution of the monetary judgment pending appeal.

On April 6, 2007, the Company filed an amended notice of appeal as well as a motion for a full stay pending its appeal with the United States Court of Appeals for the Federal Circuit (“CAFC”). The CAFC issued an order granting the Company’s request for a stay pending appeal permitting the Company to continue to sign up new customers through the appeals process. On September 26, 2007, the CAFC partially remanded the jury verdict that the Company infringed three Verizon patents. The CAFC remanded the infringement verdict on the 880 patent and affirmed the verdict on the 574 and 711 patents. Further, the CAFC vacated the entire award of $58 million in damages and the 5.5% royalty. The CAFC remanded the case to the U.S. District Court and directed that the court retry those aspects of the original case.

A copy of the press release announcing the Verizon decision is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Vonage Holdings Corp. on September 25, 2007.

99.2	Press Release issued by Vonage Holdings Corp. on September 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: October 1, 2007	By:	/s/ Sharon A. O’Leary
Sharon A. O’Leary Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.:	Description:
99.1	Press Release issued by Vonage Holdings Corp. on September 25, 2007.

99.2	Press Release issued by Vonage Holdings Corp. on September 26, 2007.